                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /  /
     Filed by a Party other than the Registrant /X/

  Check the appropriate box:

  / /  Preliminary Proxy Statement                   / /  Confidential, for Use of the
  /X/  Definitive Proxy Statement                         Commission Only (as permitted by -
  / /  Definitive Additional Materials                    Rule 14a-6(e) (2))
  / /  Soliciting Material Pursuant to
       Section 240.14a-11(c) or Section 240.14a-12

                                 NORTH COUNTY BANCORP
                                 --------------------
                   (Name of Registrant as Specified In Its Charter)

                                 MERRILL CORPORATION
                                 -------------------
      (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5) Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                              NORTH COUNTY BANCORP
                          444 SOUTH ESCONDIDO BOULEVARD
                           ESCONDIDO, CALIFORNIA 92025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 16, 1999


TO THE SHAREHOLDERS OF NORTH COUNTY BANCORP:

     NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 1999 Annual Meeting of Shareholders (the "Meeting") of North County Bancorp (the "Company") will be held at North County Bank, 444 South Escondido Boulevard, Escondido, California 92025 on Wednesday, June 16, 1999 at 5:30 p.m., for the purpose of considering and voting upon the following matters:

          1. ELECTION OF DIRECTORS. Electing the following nine (9) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

               Alan P. Chamberlain      Jack Port
               G. Bruce Dunn            Clarence R. Smith
               Ronald K. Goode          Raymond V. Stone
               James M. Gregg           Burnet F. Wohlford
               Rodney D. Jones


     2. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

     The bylaws of the Company provide for the nomination of directors in the following manner:

"Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than ten days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2(d) of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee."

     Only those shareholders of record at the close of business on April 23, 1999 will be entitled to notice of and to vote at the Meeting.

DATED: May 10, 1999

                                   By Order of the Board of Directors


                                   Burnet F. Wohlford
                                   SECRETARY

                              NORTH COUNTY BANCORP
                          444 SOUTH ESCONDIDO BOULEVARD
                           ESCONDIDO, CALIFORNIA 92025
                                 (760) 743-2200

                                  ------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 16, 1999

                                  ------------

                                  INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Shareholders (the "Meeting") of North County Bancorp (the "Company") to be held at North County Bank, 444 South Escondido Boulevard, Escondido, California 92025 on Wednesday, June 16, 1999 at 5:30 p.m., and at any and all adjournments thereof. The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company, and the costs of such solicitation will be borne by the Company.

     It is expected that this Proxy Statement and accompanying Notice will first be mailed to shareholders on approximately May 10, 1999.

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect nine (9) persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

     2. OTHER BUSINESS. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

     A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary or the Assistant Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanyingProxy (the " Proxy Holders") in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein, and, if any other business is properly presented at the Meeting, in accordance with the recommendations of a majority of the Board of Directors.

     The expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of Proxies will be borne by the Company. It is contemplated that Proxies will be solicited through the mail, but officers, directors and regular employees of the Company, or its subsidiary, North County Bank (the "Bank") , may solicit Proxies personally. In that event, the Company will pay such employees additional remuneration for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

                                  VOTING SECURITIES

          There were issued and outstanding 4,882,705 shares of the Company's Common Stock on April 23, 1999, which has been set as the Record Date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting.

          Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively if a candidate's or candidates' name(s) have been properly placed in nomination prior to the voting and a shareholder present at the Meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate. The nine (9) candidates receiving the highest number of votes will be elected. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Board of Directors.

                                PRINCIPAL SHAREHOLDERS

          The Board of Directors knows of no person who owns beneficially more than five percent (5%) of the outstanding Common Stock of the Company, except for Ronald K. Goode, James M. Gregg, and Burnet F. Wohlford, each of whom is a nominee for director (see "ELECTION OF DIRECTORS" herein), the North County Bank Employee Stock Ownership Plan (the "ESOP"), Financial Institution Partners, L.P. and Walter D. Buchanan.

          The following table provides certain information, as of April 23, 1999 with respect to the ESOP, Financial Institution Partners, L.P. and Walter D.
Buchanan:


 Title          Name and Address                      Amount and Nature of         Percent
of Class        of Beneficial Owner                   Beneficial Ownership        of Class
--------        -------------------                   --------------------        --------
Common         North County Bank                           270,894   (1)             5.5%
Stock          Employee Stock Ownership Plan
               444 South Escondido Boulevard
               Escondido, California

Common         Financial Institution Partners, L.P.        581,838                  11.9%
Stock          1110 Lake Cook Road, Suite 165
               Buffalo Grove, Illinois

Common         Walter D. Buchanan                          480,057                   9.8%
Stock          4460 Century Dr., South
               Salem, Oregon


----------

(1) Janice Carr, Debra Muyhamin and Lori E. Woolf, each of whom is an employee of the Bank, are co-trustees of the North County Bank Retirement Trust created to implement the North County Bank ESOP. The Bank and each of these individuals may therefore be deemed to have shared voting and investment power with respect to the shares of Common Stock held by the ESOP. Ms. Carr, Ms. Muyhamin and Ms. Woolf disclaim beneficial ownership of these shares.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be not fewer than seven (7) nor more than ten (10) until changed by a bylaw amendment duly adopted by the vote of the Board of Directors or the vote or written consent of the Company's shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof duly adopted by the vote or written consent of the Company's shareholders or by the Company's Board of Directors. The number of directors to be elected at the Meeting has been fixed at nine (9).

     The first nine (9) persons named below, all of whom are present members of the Board of Directors of the Company, will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of said nine (9) nominees, or as many thereof as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

     The following table sets forth certain information as of April 23, 1999, with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company's executive officers, and (iii) the directors and executive officers (1) of the Company as a group:

                                                                                      YEAR FIRST        COMMON STOCK
                                                                                      ELECTED OR     BENEFICIALLY OWNED     PERCENT
           NAME AND OFFICES                    PRINCIPAL OCCUPATION                    APPOINTED             ON                OF
          HELD WITH COMPANY                    FOR PAST FIVE YEARS             AGE     DIRECTOR      APRIL 23, 1999 (2)    CLASS (3)
          -----------------                    -------------------             ---     --------      ------------------    ---------
 Alan P. Chamberlain                  Real Estate Investor and                 69        1981                 89,432 (4)     1.7%
 Director                             Construction Consultant

 G. Bruce Dunn                        President and Owner, Mission             51        1988                 92,218 (4)     1.8%
 Director                             Pools of Escondido, Inc.

 Ronald K. Goode (4)                  President and Owner, R&G Toyota          66        1983                311,452 (4)     6.1%
 Director                             - Volvo, Inc. (San Rafael, CA)

 James M. Gregg (5)                   Chairman of the Board and Chief          67        1981                430,373 (6)     8.4%
 Chairman of the Board, Chief         Executive Officer, North County
 Executive Officer and Director       Bank and North County Bancorp


----------

(1) As used throughout this Proxy Statement the term "executive officer" means, the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Vice President and Chief Financial Officer and Executive Vice President and Credit Administrator of the Bank.

(2) Shares "beneficially owned" are determined under SEC Rules, and do not indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the individual in question has sole or shared voting and/or investment power. Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held in "street name" for the benefit of such person; or shares held in an Individual Retirement Account as to which such person has voting rights and investment power. In the case of directors Gregg, Port, and Smith, includes 366,503, 39,961 and 47,386 shares, respectively, held by a family or retirement trust as to which such director is a trustee and beneficiary and shares voting and investment power with his spouse.

(3) The percentages are based on the total number of shares of the Company's Common Stock outstanding, plus the number of option shares described in the applicable footnote concerning the stock ownership of the relevant individual or group.

----------

(Footnotes continue on following page)

                                                                                      YEAR FIRST        COMMON STOCK
                                                                                      ELECTED OR     BENEFICIALLY OWNED     PERCENT
           NAME AND OFFICES                    PRINCIPAL OCCUPATION                    APPOINTED             ON                OF
          HELD WITH COMPANY                    FOR PAST FIVE YEARS             AGE     DIRECTOR      APRIL 23, 1999 (2)    CLASS (3)
          -----------------                    -------------------             ---     --------      ------------------    ---------

 Rodney D. Jones                      President and Chief Operating            56        1988                128,181 (6)     2.5%
 President, Chief Operating Officer   Officer, North County Bank and
 and Director                         North County Bancorp

 Jack Port                            Commercial Property Manager              77        1981               103,487  (4)     2.0%
 Director                             and Private Investor

 Clarence R. Smith                    Rancher (formerly President and          66        1988                65,525  (4)     1.3%
 Director                             Chief Executive Officer, ATI
                                      Industries (aircraft parts
                                      manufacturer) (1970 - 1988)

 Raymond V. Stone                     Retired (formerly Civil Engineer         77        1988                 36,280 (4)     -- (7)
 Director                             and Executive Vice President,
                                      Neste Brudin & Stone - Engineers
                                      and Planners)

 Burnet F. Wohlford                   Self-employed Investor and Rancher       70        1981                 91,373 (4)     1.8%
 Director and Corporate Secretary

 Gary T. Clem                         Executive Vice President and             58         n/a                 33,480 (6)     -- (7)
 Executive Vice President             Credit Administrator, North County
 and Credit Administrator             Bank

 Michael J. Gilligan                  Executive Vice President and Chief       42         n/a                 45,687 (6)     -- (7)
 Vice President and                   Financial Officer, North County
 Chief Financial Officer              Bank; Vice President and Chief
                                      Financial Officer, North County
                                      Bancorp

 Directors and Executive Officers                                                                          1,427,498 (8)   27.9%
 as a Group (11 Persons)


----------

(Certain footnotes from previous page)

(4) Includes the following number of shares which this individual has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of April 23, 1999 pursuant to the Company's Stock Option Plan (see "Stock Option Plans" herein): Messrs. Chamberlain, Dunn, Smith and Wohlford: 18,139 shares each; Mr. Goode: 13,928 shares; Mr. Port:
     18,518 shares; and Mr. Stone: 17,994 shares.

(5) Mr. Goode's business address is 445 East Francisco Boulevard, San Rafael, California 94901. Mr. Gregg's business address is 444 South Escondido Boulevard, Escondido, California 92025.

(6) Includes 5,892, 14,192, 45,876 and 40,698 shares allocated to the accounts of Messrs. Clem, Gilligan, Gregg and Jones, respectively, under the Company's ESOP and 401(k); and 24,411, 24,319, 17,994 and 56,087 shares which the same four individuals, respectively, have the right to acquire within 60 days of April 23, 1999 pursuant to the Company's Stock Option Plans (see "Stock Option Plans" herein).

(7)  Less than 1%.

(8) Does not include 270,894 shares held by Debra Muyhamin, Janice Carr and Lori E. Woolf as co-trustees of the North County Bank Retirement Trust created to implement the North County Bank ESOP except to the extent that such shares have been allocated to the accounts of Executive Officers. (See "PRINCIPAL SHAREHOLDERS" and footnote 2 to the Summary Compensation Table.)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, no director, executive officer or beneficial owner of more than ten percent (10%) of the outstanding Common Stock of the Company failed to file any of the reports required by Section 16(a) of the Exchange Act on a timely basis during 1998 except as follows: Form 4 filed on behalf of the directors with respect to the stock options granted as described under "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS - Director Compensation" herein were inadvertently filed late. None of such options have been exercised.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company and the Bank have, among others, a standing Audit Committee consisting of directors Smith (Chairman), Dunn, Goode, Port, and Wohlford. The Audit Committee met four (4) times in 1998. The Audit Committee ensures that the Company is maintaining an adequate system of internal controls such that here is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. The Audit Committee meets periodically with the independent auditors, management and the internal auditors to review their work and confirm they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors and makes certain that independent auditors have the necessary freedom and independence to freely examine all Company and Bank records.

     The Company has no standing nominating committee; however, the procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company's Bylaws and in the Notice of Annual Meeting of Shareholders.

     The Board of Directors of the Bank has a standing Compensation Committee, consisting of directors Goode (Chairman), Chamberlain, Dunn, Gregg, and Smith, none of whom serve as an officer of the Company or the Bank except Mr. Gregg, who is the Company's and Bank's Chairman and Chief Executive Officer. The Compensation Committee met once in 1998. The primary function of the Compensation Committee is to approve the employment of officers and to recommend the compensation for all officers of the Bank. Additionally, the Compensation Committee recommends salary ranges for graded personnel and approves personnel policies recommended by senior officers of the Bank. Mr. Gregg does not participate in Committee deliberations and voting regarding his compensation.

     During the fiscal year ended December 31, 1998, the Board of Directors of the Company held a total of twelve (12) regular meetings and one (1) special meeting. Each of the persons who were directors of the Company during 1998 attended at least 75% of the aggregate of (i) the total number of such meetings and (ii) the total number of meetings held by all committees of the Board on which such directors served during 1998.

                   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following information is furnished with respect to the i) the Chief Executive Officer of the Company, and ii) the Company's other executive officers whose total annual salary and bonus paid, accrued or distributed exceeded $100,000 for the fiscal year ended December 31, 1998 (the "Named Executive Officers"):

                              SUMMARY COMPENSATION TABLE



                                                                                          Long-term Compensation
                                                                                          ----------------------
                                                     Annual Compensation                 Awards            Payouts
                                            -----------------------------------  -----------------------   -------
                                                                       Other                                             All
                                                                      Annual     Restricted                             Other
                                                                     Compensa-      Stock       Options/     LTIP     Compensa-
      Name and                                Salary       Bonus       tion       Award(s)       SARs       Payouts      tion
 Principal Position                 Year        ($)         ($)         ($)          ($)          (#)         ($)         ($)
--------------------                ----    ------------  --------    --------    ----------    ---------   -------   ----------

James M. Gregg                      1998    $236,000 (1)  $195,750       (6)          --             -         --     $75,254 (2)
  Chairman of the Board             1997     223,000 (1)   156,339       (6)          --         4,725         --      78,598 (2)
  Chief Executive Officer and       1996     199,894 (1)   106,600       (6)          --            --         --      77,556 (2)
  Director of the Company
  and the Bank

Rodney D. Jones                     1998     188,710 (1)   156,339       (6)          --         6,483         --      57,375 (3)
  President, Chief Operating        1997     175,710 (1)    95,023       (6)          --         4,725         --      48,606 (3)
  Officer and Director of the       1996     159,532 (1)    82,300       (6)          --        23,152         --      24,830 (3)
  Company and the Bank

Gary T. Clem                        1998     103,700        51,580       (6)          --         2,416         --       5,618 (4)
  Executive Vice President          1997     100,168        39,888       (6)          --         3,675         --       5,114 (4)
  and Credit Administrator          1996     102,102        33,100       (6)          --        13,891         --       4,421 (4)
  of the Bank

Michael J. Gilligan                 1998      98,785        49,393       (6)          --         2,269         --       5,189 (5)
  Vice President and Chief          1997      93,636        37,453       (6)          --         3,675         --       4,402 (5)
  Financial Officer of  the         1996      93,766        33,400       (6)          --        13,891         --       4,636 (5)
  Company and the Bank


----------

(1) Includes director's fees of $18,000, $17,000 and $6,750 for Mr. Gregg, and $15,000, $14,000 and $6,750 Mr. Jones, for 1998, 1997 and 1996 respectively
     (see "Director Compensation" herein).

(2) Consists of (i) Company contributions to Mr. Gregg's account pursuant to the Company's 401(k) Plan (the "401(k) Plan") in the amounts of $3,148,
     $4,750 and $4,620 for the years 1998, 1997 and 1996, respectively;   (ii)
     Company contributions to Mr. Gregg's account pursuant to the ESOP in the amounts of $3,825, $5,567 and $4,655 for the years 1998, 1997 and 1996, respectively and (iii) accruals and mortality costs recognized by the Bank on behalf of Mr. Gregg in the amounts of $68,281 for each of the years 1998, 1997 and 1996, in connection with Mr. Gregg's Deferred Compensation Agreement (see "Salary Continuation Plan and Agreements" herein). The 401(k) Plan permits all eligible participants, after six months of service and attainment of age 21, to contribute up to 15% of their annual salary on a pre-tax basis (subject to a statutory maximum), which contributions vest
     immediately when made.    Employer contributions are made in varying
     amounts at the discretion of the Board of Directors, and become vested at the rate of 20% per year beginning after the third year of eligibility. Participants have investment discretion within certain limitations with respect to the contributions in their accounts. The ESOP is designed primarily to invest the Bank's contributions in shares of the Company's Common Stock. Employees become eligible to participate after one (1) year of service and attainment of age 21. Employer contributions are made in varying amounts at the discretion of the Board of Directors (up to a maximum of 15% of total base salaries of eligible participants), are allocated primarily based on employee compensation, and become vested over the same period as the 401(k) Plan contributions. All assets of the ESOP are held in trust for the exclusive benefit of participants and are administered by a committee (consisting of three employees of the Bank) appointed by the directors of the Company.

(3) Consists of (i) Company contributions to Mr. Jones' account pursuant to the 401(k) Plan in the amounts of $3,148, $4,043 and $3,820 for the years
     1998, 1997 and 1996, respectively;   (ii) Company contributions to Mr.
     Jones' account pursuant to the ESOP in the amounts of $3,825, $5,311 and $4,655 for the years 1998, 1997 and 1996, respectively, and (iii) accruals and mortality costs recognized by the Bank on behalf of Mr. Jones in the amounts of $50,402, $39,252 and $16,355 in 1998, 1997 and 1996,
     respectively, in connection with Mr. Jones' Salary Continuation Agreement (See "Salary Continuation Plan and Agreements" herein).

(4) Consists of (i) Company contributions to Mr. Clem's account pursuant to the 401(k) Plan in the amounts of $2,361, $1,647 and $1,200 for the years 1998, 1997 and 1996, respectively; and (ii) Company contributions to Mr. Clem's account pursuant to the ESOP in the amounts of $3,257, $3,467 and $3,221 for the years 1998, 1997 and 1996, respectively.

(5) Consists of (i) Company contributions to Mr. Gilligan's account pursuant to the 401(k) Plan in the amounts of $2,264, $1,301 and $1,610 for the years 1998, 1997 and 1996, respectively; and (ii) Company contributions to Mr. Gilligan's account pursuant to the ESOP in the amounts of $2,925, $3,101 and $3,026 for the years 1998, 1997 and 1996, respectively.

(6) Aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus reported in preceding columns.

OPTION GRANTS, EXERCISES AND HOLDINGS

          The following table is furnished with respect to stock options and SARs granted during the last completed fiscal year to the Named Executive Officers.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR


                              Number of        Percent of
                              securities     total options/
                              underlying      SARs granted        Exercise or                Grant date
                             Options/SARs      to employees       base price    Expiration     present
                             Granted(1)(2)   in Fiscal Year    ($ Per Share)(2)     Date      Value (3)
                             ------------------------------    ----------------     ----      ---------

     Rodney D. Jones             6,483             35.4%          $12.38         1/2/2008     $42,528
     Gary T. Clem                2,416             13.2%           12.38         1/2/2008      15,849
     Michael J. Gilligan         2,269             12.4%           12.38         1/2/2008      14,885




     The following table is furnished with respect to stock options held by the Named Executive Officers at December 31, 1998 and exercised stock options for the fiscal year then ended. The Company has no plans pursuant to which stock appreciation rights may be granted.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END OPTION VALUES


                                                            Number of Securities
                                Shares                      Underlying Unexercised          Value of Unexercised
                               Acquired                          Options at                  In-the-Money Options
                                  on          Value             1998 Year-End                  at 1998 Year-End
                               Exercise     Realized     Exercisable/Unexercisable (2)   Exercisable/Unexercisable (4)
                               --------     --------     -----------------------------   -----------------------------

     James M. Gregg               --          --              17,994 / 12,677               $164,105 /$  72,106
     Rodney D. Jones              --          --              44,716 / 46,990                411,313 /  314,636
     Gary T. Clem                 --          --              17,314 / 25,023                162,337 /  167,255
     Michael J. Gilligan          --          --              17,415 / 24,963                163,322 /  168,104


----------

(1) Options vest 20% per year from date of grant until fully vested after five years. Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy tax withholding requirements.

(2) Retroactively adjusted for a stock dividends declared since the grant of the options.

(3) The fair value of each option grant has been estimated on the date of grant using the following assumptions: a dividend yield of 0.00%,; expected option life of five years; a risk free rate of return of 5.63%; and, a volatility factor of 36%.

(4) Market value of underlying securities at year-end minus the exercise price.

STOCK OPTION PLANS

     The Company has adopted three stock option plans which were approved by the Company's shareholders in 1983, 1991 and 1997(collectively, the "Plans"). The Plans are intended to advance the interests of the Company and its subsidiaries by encouraging stock ownership on the part of participating employees and directors (employees only in the case of the 1983 Plan), by promoting their interest in the success of the Company and by encouraging them to remain with the Company and/or its subsidiaries. The Plans provide for the issuance of both "incentive" and "non-qualified" stock options to full-time salaried officers and employees of the Bank and of "non-qualified" stock options to non-employee directors of the Bank (incentive options and officers and employees only in the case of the 1983 Plan). All options are granted at an exercise price of not less than one hundred percent (100%) of the fair market value of the stock on the date of grant (1). The purchase price of any shares exercised under the Plans shall be paid in full in cash, cash equivalents or outstanding Common Stock of the Company. Each option expires not later than ten (10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a "Terminating Event," i.e., a merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, a sale of substantially all of the Company's assets, or a change in ownership of at least 25% of the Company's stock (subject to certain exceptions), all outstanding options under the Plans shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation. Although the 1983 Plan has expired certain options granted thereunder are still outstanding. As of December 31, 1998, the Company had options outstanding to purchase a total of 97,078, 359,748, and 86,661 shares of its Common Stock under the 1983, 1991 and 1997 Plans, respectively, with average exercise prices of $2.81, $3.10 and $11.91 per share, respectively (retroactively adjusted for a stock dividend paid on February 10, 1999) with respect to all such options. At that same date, the fair market value of the Company's Common Stock was $12.5625.

SALARY CONTINUATION PLAN AND AGREEMENT

     The Bank entered into a Salary Continuation Agreement (the "Continuation Agreement") with Rodney D. Jones effective December 31, 1997, pursuant to which Mr. Jones will receive benefits in the amount of $70,000 per year for fifteen
(15) years upon retirement at age 65, provided that he remains continuously employed by the Bank from the effective date of the Continuation Agreement until age 65. In the event of death prior to retirement, the same benefits will be paid to Mr. Jones' beneficiary for fifteen years following such death. In the event of disability prior to retirement or in the event of termination as a result of a merger or similar transaction, Mr. Jones will receive the same benefits upon reaching age 65 as if he had remained employed by the Bank. In the event of termination by the Bank without cause, Mr. Jones will receive that portion of his benefits upon retirement as were vested at the time of termination (20% per year of service). All benefits cease in the event of termination for "cause" or in the event of his voluntary termination of employment. The cost of making payments under the Continuation Agreement is accrued for annually by the Bank in amounts determined by the utilization of the interest method. The Bank will eventually be reimbursed, however, for payments made under the Continuation Agreement through the proceeds of a life insurance policy that names the Bank as beneficiary, and for which the Bank recognizes a monthly mortality cost.

     The Bank and the Company entered into a Deferred Compensation and Stock Purchase Agreement (the "Agreement:) with Mr. Gregg in 1986, which is substantially similar to Mr. Jones' Continuation Agreement except as described herein. The annual retirement benefits for Mr. Gregg are $70,000 per year but for only thirteen (13) years following retirement. Mr. Gregg is fully vested in his benefits and has already passed the retirement age specified in the Agreement, so he will receive his full benefits regardless of the circumstances under which he may leave the employ of the Company. The cost of making payments under the Agreement was fully accrued for as of December 31, 1998, however, mortality costs continue to be recognized on the life insurance policy. Upon death, the proceeds from the insurance policy will be used by the Company to purchase shares of the Company's stock owned by Mr. Gregg's family trust, at a purchase price equal to the average sales price of the stock for three months prior to the time of death. The amounts accrued by the Bank for Mr. Gregg and Mr. Jones, as well for mortality costs recognized on the life insurance policies for 1998, 1997 and 1996 are set forth in the Summary Compensation Table above (see "Executive Compensation" herein).

----------

(Footnote on following page)

                         REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

     Compensation for the Company's and the Bank's executive officers, as well as other middle management officers and business development officers is comprised of a competitive base salary and offers incentive compensation if established performance measures are achieved. Incentive compensation may consist of direct bonus payments to individuals, Company-wide profit sharing through the ESOP and 401(k), and long-term compensation in the form of stock options. The Company's philosophy is that incentive compensation based upon individual and/or group performance will encourage high performance, enhancing the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's management with those of its shareholders.

     The Compensation Committee (the "Committee") has developed compensation programs which integrate the compensation of the executive officers with the Company's annual and long-term performance goals. These programs are designed to recognize achievement and to assist the Company in attracting and retaining qualified executives. Annual base salaries are generally set at competitive levels based upon a review of the executive compensation at similar sized financial institutions (based upon the review of several published executive salary survey's available) with executive incentive pay based upon the achievement of annual goals in the areas of profitability, cost control and productivity, loan volume and growth, credit quality and other relevant performance criteria. Goals in these areas, tailored to individual executives or business units, are established at the beginning of each fiscal year. For the longer term, incentive stock options may be awarded by the Company. As a result of the emphasis the Company places on tying the executive officers incentive compensation to the Company's performance, in any particular year the total compensation of the Company's executives may be more or less than that of the Company's competitors, depending on the performance of the Company or its individual business units.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In determining the Chief Executive Officer's compensation for 1998, the Compensation Committee considered all of the factors discussed above. The Chief Executive Officer's maximum bonus is determined by a sliding scale formula which awards a maximum bonus of 100% of base salary at a return on equity of 20.0% or greater and no bonus at a return on equity of 10.0% or less. Additionally, the Committee considered various subjective performance criteria, such as the overall performance of the Company compared to plan, the performance of the Chief Executive Officer in comparison to specific management objectives and the Company's performance as compared to its peers in Southern California.

     The Committee considered the factors stated above in arriving at the award of 1998 bonus compensation for the Chief Executive Officer as shown in the Summary Compensation Table. The bonus compensation for 1998 and 1997 reflects the improved profitability of the Company, improved asset quality and improved regulatory evaluations of the Company and the Bank.

                                        COMPENSATION COMMITTEE

                                        Ronald K. Goode, CHAIRMAN
                                        Alan P. Chamberlain
                                        G. Bruce Dunn
                                        James M. Gregg
                                        Clarence R. Smith

----------

(Footnote from previous page)

(1) Exercise price per share is equivalent to the market price per share on the date of grant, as determined by the Board of Directors of the Company, based upon trades in the Common Stock known to the Company, and opening and closing prices quoted on the Nasdaq Stock Market concerning the Company's Common Stock.

                            STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph depicting the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock assuming an investment of $100 on December 31, 1993 with the cumulative total return of the Nasdaq Stock Market Index and a compiled peer group (1) for the period of five fiscal years commencing December 31, 1993 and ended December 31, 1998 (2).

     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


                  CUMULATIVE TOTAL SHAREHOLDER RETURN OF THE COMPANY
                    COMPARED WITH PERFORMANCE OF SELECTED INDEXES



[GRAPH]

[LINE GRAPH APPEARS HERE DEPICTING THE DATA SET FORTH BELOW]



               12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98


The Company    100.00    140.00    169.95    356.94    740.74    613.43
Nasdaq         100.00     97.75    138.26    170.01    208.28    293.21
Peer Group     100.00    107.90    145.61    189.07    327.00    292.84


----------

(1)  Source: SNL Securities, L.P. $250-$500 Million Bank Asset-Size Index.

(2) Assumes $100 invested on December 31, 1992 in the Company's Common Stock assuming the reinvestment of dividends.

DIRECTOR COMPENSATION

     Directors of the Company were not paid any fees or other remuneration during 1998. However, all directors of the Company are also directors of the Bank. Directors of the Bank were paid fees of $1,250 per meeting for attendance at monthly and special Bank Board meetings during 1998. In addition, non-salaried directors receive $100 for attendance at each meeting of a Board committee of which they are a member except for members of the loan committee who receive $200 for attendance at each committee meeting. Directors may also receive an annual retainer of $3,000 or stock options provided they have attended a minimum of 10 out of 12 regularly scheduled board meetings. In 1998, directors Gregg, Goode, Port and Stone received $3,000 as a retainer and directors Jones, Chamberlain, Dunn, Smith and Wohlford were granted stock options in lieu of a retainer. Each of these directors was granted options to purchase 727 shares at $12.38 per share which vest 20% per year until fully vested in five years. Information concerning all stock options granted to and held by Messrs. Gregg and Jones, who are also Named Executive Officers, are set forth in the tables on pages 6 and 7 herein.

CERTAIN TRANSACTIONS

     Some of the directors, officers and principal stockholders of the Company and the Bank and the companies with which they are associated have financial dealings with, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business since January 1, 1998, and the Bank expects to have such transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of Management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has not yet solicited proposals for an independent accountant for the current fiscal year and consequently, none has yet been selected. The Company's financial statements for the fiscal year ended December 31, 1998 were audited by Price Waterhouse, LLP. It is anticipated that a representative or representatives of Price Waterhouse, LLP will be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders. All professional services rendered by Price Waterhouse, LLP during 1998 were furnished at customary rates and terms.

                              PROPOSALS OF SHAREHOLDERS

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company's 2000 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 10, 1999 in order to qualify for inclusion in the proxy materials relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in such materials. Shareholder proposals are subject to certain regulations under the federal securities laws.

     The persons named as proxy holders for the 2000 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in the Company's proxy materials for the meeting, unless the Company receives notice of the proposal by February 24, 1999. If proper notice is received by that date, the proxy holders will not have discretionary voting authority with respect to the proposal except as provided in the federal regulations governing shareholder proposals.

                            ANNUAL REPORT TO SHAREHOLDERS

     Together with this Proxy Statement, the Company has distributed to each of its shareholders the Annual Report to Shareholders for the year ended December 31, 1998, including audited consolidated financial statements, but such report is not incorporated in this proxy and is not deemed to be a part of the proxy solicitation material.

                                    OTHER MATTERS

     Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

                              ANNUAL REPORT ON FORM 10-K

     The Company will provide free of charge to any shareholder hereby solicited, upon written request to Burnet F. Wohlford, Secretary of the Company, at 444 South Escondido Boulevard, Escondido, California 92025, a copy of the Company's 1998 Annual Report on Form 10-K including financial statements (but without exhibits) filed with the Securities and Exchange Commission. If a shareholder desires copies of the exhibits to the report, they will be provided upon payment by the shareholder of the cost of furnishing the exhibits.


          DATED: May 10, 1999

                                        NORTH COUNTY BANCORP


                                        James M. Gregg
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER











IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN
 THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR
       PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                              NORTH COUNTY BANCORP
                          444 SOUTH ESCONDIDO BOULEVARD
                           ESCONDIDO, CALIFORNIA 92025

                                   APPENDIX A

                              NORTH COUNTY BANCORP


     The undersigned shareholder(s) of North County Bancorp (the "Company) hereby nominates, constitutes and appoints Clarence R. Smith, James M. Gregg and Burnet F. Wohlford , and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at North County Bank, 444 South Escondido Boulevard, Escondido, California 92025 on Wednesday, June 16, 1999 at 5:30 p.m. local time, and any and all adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat as directed on the reverse side. The proposals herein have been proposed by the Company.


     The Board of Directors recommends a vote of "Authority Given" for Proposal
1. The proxy confers authority to and shall be voted "Authority Given" for Proposal 1 unless "Withhold Authority" or other instructions are indicated, in which case the Proxy shall be voted in accordance with such instructions. IF MATTERS TO WHICH THE PERSONS MAKING THIS SOLICITATION DO NOT KNOW, A REASONABLE TIME BEFORE THE SOLICITATION, ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
                      MAY BE REVOKED PRIOR TO ITS EXERCISE.
                         (To be signed on reverse side.)

/ /  Please mark your votes as in this example


                             Authority     Withhold      Nominees:    Alan P. Chamberlain
                               Given        Authority                 G. Bruce Dunn
1.  ELECTION OF DIRECTORS      / /             / /                    Ronald K. Goode
                                                                      James M. Gregg
Authority given, except vote withheld                                 Rodney D. Jones
from the following nominee(s):                                        Jack Port
_____________________________________________________                 Clarence R. Smith
_____________________________________________________                 Raymond V. Stone
_____________________________________________________                 Burnet F. Wohlford
_____________________________________________________



2. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.


---------------------------   -------------------------------    ---------------
(Please Print Name)           (Signature of Shareholder)         (Date)


---------------------------   -------------------------------    ---------------
(Please Print Name)           (Signature of Shareholder)         (Date)

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                      A-2